LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Karl J. Grafe as the true and lawful attorney-in-fact, with the full power of substitution and revocation, for the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to execute, on behalf of the undersigned, any and all statements or reports under Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the beneficial ownership of shares of Common Stock, no par value, of American Financial Group, Inc., including, without limitation, all initial statements of beneficial ownership on Form 3, all statements of changes in beneficial ownership on Form 4 and all annual statements of changes in beneficial ownership of securities on Form 5, all successor or similar forms and any and all other documents that may be required, from time to time, to be filed with the Securities and Exchange Commission, to execute any and all amendments or supplements to any such statements, reports or forms, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
The undersigned acknowledges that the foregoing attorneys-in-fact, and each of them, in serving in such capacity at the request of the undersigned, are not assuming any of the responsibilities of the undersigned to comply with Section 16 of the Securities Exchange Act of 1934 or any other legal requirement. This Power of Attorney shall remain in effect until revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.


	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 14th day of November, 2022.





                                         /s/ Mark A. Weiss
                                         Signature


                                         Mark A. Weiss
                                         _________________________________
                                         Print Name



STATE OF OHIO

COUNTY OF HAMILTON



	On this 14th day of November, 2022, Mark A. Weiss personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.

	IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                                         /s/ John S. Fronduti
                                         Notary Public



                                         My Commission has no expiration date
                                         Sec. 147.03.R.C.